 EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-103406, 333-103406-01, and 333-113680) of Toyota Motor Credit Corporation of our report dated June 21, 2004, except for Note 1 which is dated as of December 8, 2004 relating to the financial statements, which appears in this Form 10-K/A.

/S/ PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
December 8, 2004
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